Exhibit A

NORTHERN LIGHTS FUND TRUST III CLASS A

MASTER DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

Date Last Amended: August 27, 2015

Fund Name	Maximum Authorized Rate	Currently Approved Rate	Distributor
ACM Dynamic Opportunity Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Asset Allocator Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Cane Alternative Strategies Fund	0.25%	0.25%	Foreside Fund Services, LLC
Counterpoint Tactical Income Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Counterpoint Tactical Equity Income Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Cozad Small Cap Value Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Footprints Discover Value Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Core Developed Markets Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Core Emerging Markets Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Core US Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Core US II Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Leland Currency Strategy Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Equity Income Fund	0.25%	0.25%	Northern Lights Distributors, LLC
HCM Tactical Growth Fund	0.25%	0.25%	Northern Lights Distributors, LLC
HCM Dividend Sector Plus Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Leland International Advantage Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Newfound Multi-Asset Income Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Newfound Risk Managed Global Sectors Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Newfound Risk Managed U.S Sectors Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Newfound Total Return Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Persimmon Long/Short Fund	0.25%	0.25%	Northern Lights Distributors, LLC

Pinnacle Tactical Allocation Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Pinnacle Sherman Multi-Strategy Core Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Portfolio Protector Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Raylor Managed Futures Strategy Fund	0.25%	0.25%	Northern Lights Distributors, LLC
RESQ Dynamic Allocation Fund	0.40%	0.40%	Northern Lights Distributors, LLC
RESQ Strategic Income Fund	0.40%	0.40%	Northern Lights Distributors, LLC
Swan Defined Risk Emerging Markets Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Swan Defined Risk Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Swan Defined Risk Foreign Developed Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Swan defined Risk US Small Cap Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Tactical Asset Allocation Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Teton Valley Fund	0.25%	0.25%	Northern Lights Distributors, LLC
The Covered Bridge Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Leland Thompson Reuters Private Equity Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Leland Thompson Reuters Venture Capital Fund	0.25%	0.25%	Northern Lights Distributors, LLC
United Income and Art Fund	0.25%	0.25%	Northern Lights Distributors, LLC

Acknowledged and Approved by:

Northern Lights Fund Trust III:

By: /s/ James P. Ash

James P. Ash, President

Northern Lights Distributors, LLC:

By: /s/ Brian Nielsen

Brian Nielsen, Chief Executive Officer